Exhibit 4.2

3.900% SENIOR NOTE DUE 2024

THIS IS A SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE SENIOR INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SENIOR INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

CUSIP No. 14040H CA1
ISIN No. US14040HCA14
No. [ ]	Principal Amount $[ ]

CAPITAL ONE FINANCIAL CORPORATION

3.900% SENIOR NOTES DUE 2024

Capital One Financial Corporation, a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of [                ] United States Dollars, at the Company’s office or agency for said purposes, on January 29, 2024 (the “Stated Maturity”).

Interest Payment Dates: January 29 and July 29

Regular Record Dates: The fifteenth calendar day (whether or not a business day) immediately preceding the relevant Interest Payment Date

Reference is made to the further provisions set forth on the reverse hereof, including the definitions of certain capitalized terms. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Senior Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

CAPITAL ONE FINANCIAL CORPORATION

By:
Name:
Title:

Attest By:
Name:
Title:

[Company’s Signature Page to Senior Note 2024 R-1]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued under the within-mentioned Senior Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Trustee’s Signature Page to Senior Note 2024 R-1]

REVERSE OF SECURITY

Capital One Financial Corporation

3.900% Senior Notes Due 2024

This Security is one of a duly authorized issue of debt securities of the Company, of the series hereinafter specified, all issued or to be issued under a Senior Indenture, dated as of November 1, 1996 (the “Senior Indenture”), and duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to Harris Trust and Savings Bank, as trustee (hereinafter, the “Trustee”). Reference to the Senior Indenture and the Officers’ Certificate thereunder establishing the terms of this Security is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. This Security is one of a series designated as the “3.900% Senior Notes Due 2024” of the Company (hereinafter called the “Notes”), issued under the Senior Indenture. Each Holder by accepting a Note, agrees to be bound by all terms and provisions of the Senior Indenture, as amended from time to time, applicable to the Notes.

Neither the Senior Indenture nor the Notes limit or otherwise restrict the amount of indebtedness which may be incurred or other securities which may be issued by the Company. The Notes issued under the Senior Indenture are direct, unsecured obligations of the Company and will mature on January 29, 2024. The Notes rank on parity with all other unsecured, unsubordinated indebtedness of the Company.

The Company promises to pay interest on the principal amount of this Security at the rate of 3.900% per annum. The Company will pay interest semi-annually in arrears on January 29 and July 29 of each year (each, an “Interest Payment Date”), commencing on July 29, 2019. Interest on this Security will accrue from January 29, 2019 or from the most recent January 29 or July 29, as the case may be, to which interest on the Notes has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest to the Person in whose name this Security is registered at the close of business on the fifteenth calendar day (whether or not a business day) immediately preceding the relevant Interest Payment Date, except that the Company will pay the interest payable at the Stated Maturity of this Security to the Person or Persons to whom principal is payable. The Company will pay interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Company will make payments in respect of Notes in global form (including principal and interest) to the Holder thereof or a nominee of the Holder, by wire transfer of immediately available funds as of the close of business on the date such payments are due.

If the Company defaults in the payment of interest due on any Interest Payment Date after taking into account any applicable grace period, such defaulted interest shall be paid as set forth in the Senior Indenture.

The Notes are not entitled to any sinking fund.

The Notes are subject to defeasance pursuant to Section 402 of the Senior Indenture.

The Notes are not convertible into common stock of the Company.

At any time on or after December 29, 2023 (the “Redemption Date”), the Notes will be redeemable at the option of the Company, upon not less than 10 nor more than 60 days’ prior notice given to the holders of the Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus in each case accrued and unpaid interest to the Redemption Date.

If money sufficient to pay the redemption price of and accrued interest on the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee on or before the Redemption Date and certain other conditions are satisfied, then on and after the Redemption Date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption and such Notes will cease to be outstanding. If the Redemption Date is not a business day, the Issuer will pay the redemption price on the next business day without any interest or other payment due to the delay.

If fewer than all of the Notes are to be redeemed, the Depository will select the Notes for redemption on a pro rata basis, by lot or by such other method in accordance with the procedures of the Depository. No Notes of $2,000 or less will be redeemed in part.

In case an Event of Default shall have occurred and is continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture. The Senior Indenture provides that in certain circumstances such declaration and its consequences may be waived by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding. However, any such consent or waiver by the Holder shall not affect any subsequent default or impair any right consequent thereon.

The Senior Indenture permits the Company and the Trustee, without the consent of the Holders of the Notes for certain situations and with the consent of not less than two-thirds of the Holders in aggregate principal amount of the Outstanding Notes of each series affected by such supplemental indenture in other situations, to execute supplemental indentures adding to, modifying, or changing various provisions of, the Senior Indenture; provided that no such supplemental indenture, without the consent of the Holder of each Outstanding Note affected thereby, shall (i) change the Stated Maturity of the principal of or any installment of interest on the Notes; (ii) reduce the principal amount thereof or the rate of interest thereon, or adversely affect the right of repayment of any Holder; (iii) change the Place of Payment or Currency in which the principal of or interest on the Notes is payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof; (iv) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Senior Indenture or certain defaults thereunder and their consequences) provided for in the Senior Indenture, or reduce the requirements of Section 1504 for quorum or voting; or (v) modify any of the provisions of Sections 902, 513 or 1008 of the Senior Indenture, except to increase any such percentage or provide that certain other provisions of the Senior Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1005, 1006 or 1007 of the Senior Indenture, if before the time it would have to comply, the Holders of at least a majority in principal amount of the Outstanding Notes, by act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

No reference herein to the Senior Indenture and no provision of this Security or of the Senior Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of or interest on this Security at the respective times and at the rate herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. A Holder may exchange the Notes for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Senior Indenture.

Upon due presentment for registration of transfer of the Notes at the office or agency for said purpose of the Company, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Senior Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Prior to due presentation of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee, may deem and treat the Holder hereof as the owner of this Security (whether or not any payment with respect to this Security shall be overdue), for the purpose of receiving payment of principal of and (subject to the provisions of the Senior Indenture) interest hereon and for all other purposes whatsoever, whether or not any payment with respect to this Security shall be overdue, and neither the Company, nor the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, or because of the creation of any indebtedness represented thereby, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

All terms used in this Security (and not otherwise defined in this Security) that are defined in the Senior Indenture shall have the meanings assigned to them in the Senior Indenture.